EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-55179 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-116056 of CRT Properties, Inc. on Form S-3, Registration Statement No. 33-54621 of CRT Properties, Inc. on Form S-8, Registration Statement No. 33-54765 of CRT Properties, Inc. on Form S-3, Registration Statement No. 33-54617 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-20975 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-23429 of CRT Properties, Inc. on Form S-8, Registration Statement No. 333-37919 of CRT Properties, Inc. on Form S-3, Registration Statement No. 333-33388 of CRT Properties, Inc. on Form S-8 and Registration Statement No. 333-38712 of CRT Properties, Inc. on Form S-8 of our reports dated March 15, 2005, relating to the financial statements and financial statement schedules of CRT Properties, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of CRT Properties, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
West Palm Beach, Florida
March 15, 2005

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